EXHIBIT 15:    Letter on unaudited interim financial information




Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)





Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our review report dated August 6, 2003, accompanying the financial statements of SGC Holdings, Inc. on Form SB-2/A for the three months and six months ended June 30, 2003 and for the period of December 5, 2001 (inception date) through June 30, 2003. We hereby consent to the incorporation by reference of said review report on the Registration Statement of SGC Holdings, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP
----------------------------
August 6, 2003